EXHIBIT NO. 10.10



                                 MEZZANINE NOTE



$75,000,000.00                                                  March 19, 2003

      FOR VALUE RECEIVED, PRIME/BEITLER DEVELOPMENT COMPANY, L.L.C., a Delaware limited liability company (the "Borrower"), whose address for notice is 77 West Wacker Drive, Suite 3900, Chicago, Illinois 60601 (Attn: Louis Conforti and James Hoffman, Esq.), promises to pay to the order of LNR EASTERN LENDING, LLC, a Georgia limited liability company, having an office c/o LNR Property Corporation. 1601 Washington Avenue, Suite 800, Miami Beach, Florida 33139 (the "Holder"), or at such other place as Holder may from time to time in writing designate, in lawful money of the United States of America, the principal sum of SEVENTY-FIVE MILLION AND NO/100 DOLLARS ($75,000,000.00) or so much thereof as shall have been advanced pursuant to the Mezzanine Loan Agreement (as defined below), together with interest thereon and all other amounts payable to the Holder under the Loan Documents (as defined below).

1. Definitions. As used herein, the terms "Borrower" and "Holder" have the meanings assigned in the preceding paragraph and the following terms have the following meanings (any other capitalized terms used but not defined herein but defined in the Mezzanine Loan Agreement shall have the meanings ascribed to such terms in the Mezzanine Loan Agreement):

            "Extended  Maturity  Date"  shall  mean the  earlier to occur of (i)
      January 5, 2005, or (ii) the date on which the outstanding principal amount evidenced by this Note and all accrued interest thereon shall be paid or be required to be paid in full, whether by prepayment, acceleration or otherwise.

            "Initial  Maturity  Date"  shall  mean the  earlier  to occur of (i)
      January 5, 2004, or (ii) the date on which the outstanding principal amount evidenced by this Note and all accrued interest thereon shall be paid or be required to be paid in full, whether by prepayment, acceleration or otherwise; provided, however, that in the event the term of this Note is extended in accordance with the terms and conditions set forth in the Mezzanine Loan Agreement, the maturity date shall be the Extended Maturity Date.

            "Maximum Rate" shall mean the maximum interest rate allowed by applicable Illinois law, as amended from time to time, in effect on the date for which a determination of interest accrued hereunder is made.

            "Mezzanine Loan Agreement" shall mean that certain Mezzanine Loan Agreement of even date herewith among the Borrower, as borrower, and the Holder, as a Lender, as the same has been amended by that Omnibus First Modification to Mezzanine Loan Documents, that Omnibus Second Modification to Mezzanine Loan Documents and that Omnibus Third Modification to Mezzanine Loan Documents, and as same may hereafter be amended from time to time.

            "Pledge Agreement" shall mean that certain Pledge and Security Agreement of even date herewith executed by the Borrower and Prime Group Realty, L.P. in favor of the Holder, as the same may be amended from time to time.

            "Principal Balance" shall mean an amount outstanding from time to time equal to: (i) the Advance made under the Mezzanine Loan Agreement, plus (ii) any other sums advanced under the Mezzanine Loan Agreement and the other Loan Documents, less (iii) any principal reduction made in accordance with the terms of this Note, the Mezzanine Loan Agreement or the other Loan Documents.

2. Interest Rate. From the Closing Date to and including the Initial Maturity Date or the Extended Maturity Date (as applicable), the Principal Balance shall bear interest as set forth in the Mezzanine Loan Agreement at the Applicable Interest Rate from time to time in effect.

3. Payment of Principal and Interest. From the date hereof, the Principal Balance and interest thereon shall be due and shall be payable as set forth in the Mezzanine Loan Agreement.

4. Application of Payments. Each payment made by the Borrower with respect to the Loan shall be applied: first: to the payment of the Exit Fee, if any, then due and payable pursuant to the Mezzanine Loan Agreement; second: to the payment of any late charges due and payable under the Mezzanine Loan Agreement or hereunder; third: to the repayment of any amounts advanced in accordance with the Mezzanine Loan Agreement or the other Loan Documents for insurance premiums, taxes, assessments or for preservation or protection of the collateral covered by the Loan Documents and to the payment of all reasonable out of pocket costs and expenses incurred in connection with the collection of the Loan (including, without limitation, all reasonable attorneys' fees payable in connection therewith); Fourth: to the payment of any IRR Amount or Make-Whole Amount, if any, then due and payable pursuant to the Mezzanine Loan Agreement; fifth to the payment of accrued and unpaid interest; sixth: to fund any reserves or escrows required and held in accordance with the terms of the Mezzanine Loan Agreement or the other Loan Documents, and seventh: to reduction of the Principal Balance. Payments shall be deemed made when good funds are received by the Holder.

THE BORROWER UNDERSTANDS THAT THIS NOTE IS NOT SELF-AMORTIZING AND THAT A SUBSTANTIAL BALLOON PAYMENT WILL BE DUE ON THE INITIAL MATURITY DATE (OR THE EXTENDED MATURITY DATE, AS APPLICABLE).

5. Extension. The Borrower shall have the right to extend the Initial Maturity Date for one (1) twelve (12) month period provided that the Borrower complies with all of conditions precedent set forth in Section 2.8 of the Mezzanine Loan Agreement at the time of such election and pays any reasonable, out of pocket third-party expenses incurred by the Lender in connection with such extension. If the Initial Maturity Date is extended, all of the terms and conditions of this Note, the Mezzanine Loan Agreement and the other Loan Documents shall continue to apply, except that the Borrower shall have no further option to extend the Extended Maturity Date beyond January 5, 2005.

6. Prepayment.  This Note may be prepaid in accordance with the terms of Section
2.4 of the Mezzanine Loan Agreement.

7. Maximum Rate of Interest. Notwithstanding any provision of this Note or the Mezzanine Loan Agreement, the total liability for payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, or other sums which may at any time be deemed to be interest, shall not exceed the limit imposed by the applicable laws of the State of Illinois. In the event the total liability for payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, or other sums which may at any time be deemed to be interest under this Note or any of the other Loan Documents, shall, for any reason whatsoever, result in an effective rate of interest, which for any month or other interest payment period exceeds the limit imposed by the applicable laws of the State of Illinois, all sums in excess of those lawfully collectible as interest for the period in question (based upon the reduced interest rate and monthly payment) shall, without further notice to any party hereto, be applied to the reduction of the Principal Balance immediately upon receipt of such sums by Holder (without prepayment premium or penalty including the Make-Whole Amount, the IRR Amount and/or the Exit Fee), with the same force and effect as though the Borrower had specifically designated such excess sums to be so applied to the reduction of the Principal Balance; provided, however, that Holder may, at any time and from time to time, elect, by notice in writing to the Borrower, to waive, reduce, or limit the collection of any sums (or refund to the Borrower any sums collected) in excess of those lawfully collectible as interest rather than accept such sums as prepayment of the Principal Balance.

8. Security. Payment of this Note is secured by the Pledge Agreement and the other Loan Documents. All of the agreements, conditions, covenants, provisions and stipulations contained in the Mezzanine Loan Agreement, the Pledge Agreement and the Loan Documents which are to be kept and performed by the Borrower are hereby made a part of this Note to the same extent and with the same force and effect as if they were fully set forth herein, and the Borrower covenants and agrees to keep and perform them, or cause them to be kept and performed, in accordance with their terms.

9. Late Charges.  Late charges,  if any, shall be due in accordance with Section
2.2.4 of the Mezzanine Loan Agreement.

10. Default. Upon the occurrence of any uncured Event of Default, at the option of Holder without any advance notice, any amounts then unpaid under this Note, the Mezzanine Loan Agreement, and any other Loan Documents shall bear interest at the Default Rate for so long as the Event of Default shall remain uncured, payable monthly on the same day of each month that monthly payments of interest and/or principal are due under the Mezzanine Loan Agreement. In addition, upon the occurrence of any uncured Event of Default, Holder, at its option and without further notice, demand or presentment for payment to the Borrower or others (except to the extent required by applicable law), may declare immediately due and payable the unpaid Principal Balance and interest accrued thereon (including, without limitation, the applicable IRR Amount, the applicable Make-Whole Amount and the Exit Fee) together with all other sums owed by Borrower under this Note, the Mezzanine Loan Agreement and the other Loan Documents (including, but not limited to reasonable attorneys' fees as provided in Section 12), anything in this Note, the Mezzanine Loan Agreement and the other Loan Documents to the contrary notwithstanding. Payment of such sums may be enforced and recovered in whole or in part at any time by one or more of the remedies provided to Holder in this Note, the Mezzanine Loan Agreement or the other Loan Documents.

11. Remedies Cumulative. The remedies of the Holder, as provided in this Note, the Mezzanine Loan Agreement and the other Loan Documents, shall be cumulative and concurrent and may be pursued singly, successively or together, at the sole discretion of Holder, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

12. Attorneys' Fees. In the event that suit be brought hereon, or an attorney be employed or expenses be incurred to compel payment of the Loan, or to defend the priority of and the security interests granted under the Pledge Agreement or as otherwise provided in the Mezzanine Loan Agreement, the Borrower promises to pay all such reasonable attorneys' fees, costs and expenses (including reasonable attorneys' fees incurred in collecting attorneys' fees), all as actually incurred by Holder as a result thereof and including, without limitation, (a) reasonable attorneys' fees, costs and expenses incurred in appellate proceedings or in any action or participation in, or in connection with, any case or proceeding under Chapters 7 or 11 of the Bankruptcy Code or any successor thereto, and (b) reasonable attorneys' fees, costs and expenses incurred as a result of Holder's exercising its rights to cure any Event of Default by the Borrower under this Note, the Mezzanine Loan Agreement or any other Loan
Documents, or as a result of the foreclosure of the Pledge Agreement. Additionally, the Borrower agrees to pay all reasonable attorneys' fees, costs and expenses attributable to any subsequent modification or restructuring of the Loan except as limited by the terms of Section 19 below.

13. WAIVER OF NOTICE BY BORROWER. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER WAIVES DILIGENCE, PRESENTMENT FOR PAYMENT, DEMAND, NOTICE OF DEMAND, NOTICE OF NONPAYMENT OR DISHONOR, NOTICE OF INTENTION TO ACCELERATE, NOTICE OF ACCELERATION, PROTEST AND NOTICE OF PROTEST OF THIS NOTE, AND ALL OTHER NOTICES IN CONNECTION WITH THE DELIVERY, ACCEPTANCE, PERFORMANCE, DEFAULT, OR ENFORCEMENT OF THE PAYMENT OF THIS NOTE, EXCEPT SUCH NOTICES AS ARE EXPRESSLY REQUIRED UNDER THE MEZZANINE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS.

14. No Waiver by Holder. Holder shall not be deemed, by any act of omission or commission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by Holder, and then only to the extent specifically set forth in the writing. The acceptance by Holder of any payment hereunder which is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the foregoing options at that time or at any subsequent time or nullify any prior exercise of any such option without the express consent of Holder, except as and to the extent otherwise provided by law. A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event.

15. GOVERNING LAW AND VENUE. EXCEPT AS OTHERWISE PROVIDED IN THE MEZZANINE LOAN AGREEMENT, THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED AND CONSTRUED ACCORDING TO THE LAWS OF THE UNITED STATES OF AMERICA AND THE INTERNAL LAWS OF THE STATE OF FLORIDA. VENUE FOR ANY ACTION TO COLLECT OR ENFORCE THE TERMS OF THIS NOTE, THE MEZZANINE LOAN AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS SHALL LIE IN THE CIRCUIT COURT OF THE STATE OF FLORIDA, COUNTY OF MIAMI-DADE, OR IN THE U.S. DISTRICT COURT FOR THE SOUTHERN DISTRICT OF FLORIDA.

16. Construction of Certain Terms. Whenever used, the singular number shall include the plural, the plural shall include the singular, and the words "Holder" and "Borrower" shall be deemed to include their respective heirs, administrators, executors, successors and assigns.

17. Notice. All notices which may be required or permitted to give hereunder shall be made in the same manner as set forth in Section 11.5 of the Mezzanine Loan Agreement.

18. Severability of Provisions. In the event any one or more of the provisions hereof shall be invalid, illegal or unenforceable in any respect, the validity of the remaining provisions hereof shall be in no way affected, prejudiced or disturbed thereby.

19. Sale of Interest. The Borrower acknowledges that Holder may, in its sole discretion but subject to the provisions of the Mezzanine Loan Agreement (including without limitation Section 11.23 thereof), sell all or any part of its interest in the Loan without the consent of or cost to Borrower. Any such sale may be at a discount or premium, subject to a brokerage fee or involve a servicing agreement. In that connection, Holder may share and disclose all documents and information it now or hereafter may have relating to the Loan and the Borrower. All of the foregoing described in this Section 19 shall be at no cost or expense to the Borrower and such items shall not increase the Borrower's or Guarantors' obligations and liabilities or decrease such parties' rights under the Loan, this Note, the Mezzanine Loan Agreement or the other Loan Documents.

20. Headings. The section captions are inserted for convenience of reference only and shall in no way alter or modify the text of such sections.

21. Further Agreements. The Borrower hereby acknowledges, with respect to this Note, the Mezzanine Loan Agreement and the other Loan Documents, that:

            1. THE RIGHTS AND OBLIGATIONS OF THE BORROWER AND HOLDER SHALL BE DETERMINED SOLELY FROM THE WRITTEN LOAN DOCUMENTS AND ANY PRIOR ORAL AGREEMENTS BETWEEN HOLDER AND THE BORROWER ARE SUPERSEDED BY AND MERGED INTO THE LOAN DOCUMENTS.

            2. THE LOAN DOCUMENTS MAY NOT BE VARIED BY ANY ORAL AGREEMENTS OR DISCUSSIONS THAT OCCUR BEFORE, CONTEMPORANEOUSLY WITH, OR SUBSEQUENT TO THE EXECUTION OF SUCH LOAN DOCUMENTS.

            3. THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENTS BETWEEN
      THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

22. Recourse. The Loan shall be fully recourse to the Borrower, but not to its members, officers, directors or owners except to the extent and as specifically set forth in the Guaranties. Section 11.25 of the Mezzanine Loan Agreement is hereby incorporated by reference and the terms thereof shall have the same force and effect as if fully set forth herein.

23. WAIVER OF JURY TRIAL. THE BORROWER AND HOLDER MUTUALLY, EXPRESSLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY FOR ANY PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THE LOAN, THIS NOTE, THE MEZZANINE LOAN AGREEMENT, OR ANY OTHER LOAN DOCUMENT CONNECTED WITH THIS TRANSACTION, IN THE INTEREST OF AVOIDING DELAYS AND EXPENSES ASSOCIATED WITH JURY TRIALS.

24. Business Loan. The Borrower hereby represents that: (a) the proceeds of the Loan will be used for business purposes as set forth in Illinois Interest Act, 815 ILCS 205 and (b) the proceeds of the purchase of this Note will not be used for the purchase of registered equity securities within the purview of Regulation "U" issued by the Board of Governors of the Federal Reserve System.

25. Note Register; Ownership of Note. The ownership of an interest in this Note shall be registered on a record of ownership maintained by Lender or its agent. Notwithstanding anything else in this Note to the contrary, the right to the principal of, and stated interest on, this Note may be transferred only if the transfer is registered on such record of ownership and the transferee is identified as the owner of an interest in the obligation. Borrower shall be entitled to treat the registered owner of in this Note (as recorded on such record of ownership) as the owner in fact for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in this Note on the part of any other person or entity.

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



      IN WITNESS WHEREOF, the Borrower, intending to be legally bound hereby, has duly executed this Note under seal the day and year first above written.

                                    PRIME/BEITLER DEVELOPMENT COMPANY,
                                    L.L.C., a Delaware limited liability
                                     company

                                    By:   Prime Group Realty, L.P., a
                                          Delaware limited partnership, its
                                          sole member

                                          By:   Prime Group Realty Trust, a
                                                Maryland real estate
                                                investment trust, its
                                                managing general partner


                                                By:/s/ Louis G. Conforti
                                                   ---------------------
                                                Name:  Louis G. Conforti
                                                Its:   Co- President